SUB-ITEM 77Q1(a)

Appendix  A, dated April 14,  2011,  to the Master  Amended and  Restated
 By-Laws for MFS Series  Trust II,  dated
January 1, 2002 as revised  through  August 22,  2007,  is  contained  in
 Post-Effective  Amendment  No. 46 to the
Registration Statement of MFS Series Trust II (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on May 13, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.